UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 3, 2002

LIBERATE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Circle Star Way San Carlos, California	94070-6200
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 701-4000

Item 4.  Changes in Registrant’s Certifying Accountant.

                    On May 3, 2002, Liberate Technologies ("Liberate") dismissed its independent auditor, Arthur Andersen LLP ("Andersen"), and engaged PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as its new independent auditor for its current fiscal year, ending May 31, 2002.  The Finance and Audit Committee of Liberate's Board of Directors recommended the dismissal of Andersen and engagement of PricewaterhouseCoopers, and Liberate’s Board approved these actions.

        During Liberate’s two most recent fiscal years ended May 31, 2001, and the subsequent interim period through May 3, 2002, there were:  (1) no disagreements between Liberate and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports, and (2) no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

        The audit reports of Andersen on the consolidated financial statements of Liberate as of and for the fiscal years ended May 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  A letter from Andersen is attached hereto as Exhibit 16.1, indicating its concurrence with the disclosures in this and the preceding paragraph.

                    During the two most recent fiscal years of Liberate ended May 31, 2001, and the subsequent interim period through May 3, 2002, Liberate did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit
16.1	Letter of Arthur Andersen LLP regarding change in independent auditor.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: May 8, 2002	By:	/s/ Mitchell E. Kertzman Mitchell E. Kertzman Chief Executive Officer and Director